CONSOLIDATED STATEMENTS OF OPERATIONS   U S WEST COMMUNICATIONS, INC.
(UNAUDITED)                             (Telephone Operations Only)

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                                               Quarter Ended
                                                 March 31,       %
In millions                                    2000     1999   Change
-------------------------------------------  -------  ------- --------
OPERATING REVENUES
 Local services                              $2,045   $1,871     9.3
 Access services                                710      672     5.7
 Long-distance services                         106      171   (38.0)
 Other services                                  90       74    21.6
                                             -------  -------
Total operating revenues                      2,951    2,788     5.8
                                             -------  -------
OPERATING EXPENSES
 Employee-related                               802      893   (10.2)
 Other operating                                777      624    24.5
 Depreciation & amort                           564      585    (3.6)
                                             -------  -------
Total operating expenses                      2,143    2,102     2.0
                                             -------  -------

Operating income                                808      686    17.8

Interest expense                                119       89    33.7
Other expense                                     6       12   (50.0)
                                             -------  -------
Income before income
 taxes                                          683      585    16.8
Income tax provision                            258      216    19.4
                                             -------  -------
NET INCOME                                     $425     $369    15.2
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